UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 S. Belt Line Rd., Suite 500 Coppell, TX	75019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 357-9588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2024 (the “Amendment Effective Date”), Dave & Buster’s, Inc. (the “Borrower”), a wholly owned subsidiary of Dave & Buster’s Entertainment, Inc. (the “Company”), Dave & Buster’s Holdings, Inc. (“Holdings”), as parent guarantor, the subsidiary guarantors party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “Agent”) entered into the Second Amendment to Credit Agreement (the “Amendment”), which amended that certain Credit Agreement, dated June 29, 2022 (the “Credit Agreement” and the Credit Agreement, as amended by the First Amendment to Credit Agreement dated as of June 30, 2023 and as further amended by the Amendment, the “Amended Credit Agreement”), by and among the Borrower, Holdings, the subsidiary guarantors party thereto, the lenders party thereto and the Agent.

The Amendment, among other things, (i) provides for a new tranche of term loans in an aggregate principal amount of $897,750,000 (the “2024 Term B Loans”) and (ii) reduces the interest rate margin applicable to revolving loans outstanding under the Credit Agreement by 0.50% and term loans outstanding under the Credit Agreement by at least 0.50% with an additional 0.25% step-down if a rating of B1/B+ or higher from Moody’s and S&P is achieved (which will step back up if such rating is subsequently not maintained).

The 2024 Term B Loans will refinance in full the term loans outstanding immediately prior to the Amendment Effective Date (the “Existing Term B Loans”).

The 2024 Term B Loans have terms substantially the same as the terms of the Existing Term B Loans (including, but not limited to, the maturity date previously applicable to the Existing Term B Loans, which is 7 years from the original closing date of the Credit Agreement), except as summarized herein. The proceeds from the 2024 Term B Loans were used to refinance in full the Existing Term B Loans.

The 2024 Term B Loans may be prepaid at any time, without premium or penalty, but are subject to a prepayment premium of 1.00% (subject to certain exceptions) if certain refinancings of or amendment to reduce the all-in-yield of the 2024 Term B Loans is made at any time during the first six months after the Amendment Effective Date.

On the Amendment Effective Date, the 2024 Term B Loans will bear interest at Term SOFR or ABR (each, as defined in the Amended Credit Agreement) plus (i) in the case of SOFR loans, 3.25% per annum and (ii) in the case of ABR loans, 2.25% per annum. The Revolving Loans will continue to bear interest subject to a pricing grid based on the Borrower’s net total leverage, at Term SOFR plus a spread ranging from 2.50% to 3.00% per annum or ABR plus a spread ranging from 1.50% to 2.00% per annum.

The foregoing description of the Amendment is a summary and is therefore qualified in its entirety by the complete text of the Amendment, filed as Exhibit 10.1 to this report and incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On January 19, 2024, the Company issued a press release regarding entry into the Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated as of January 19, 2024, by and among Dave & Buster’s, Inc., Dave & Buster’s Holdings, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and Deutsche Bank AG New York Branch.

99.1	Press Release of Dave & Buster’s Entertainment, Inc., dated January 19, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

January 19, 2024	DAVE & BUSTER’S ENTERTAINMENT, INC.

	By:	/s/ Bryan McCrory
Bryan McCrory
Vice President, General Counsel and Secretary